                                                                   EXHIBIT 10.25


                           ASSET PURCHASE AGREEMENT

                                by and between

                             VDC CORPORATION LTD.

                                   as Buyer,

                                      and

                            PORTACOM WIRELESS, INC.

                                   as Seller



                                March 23, 1998

                           ASSET PURCHASE AGREEMENT
                           ------------------------

     This ASSET PURCHASE AGREEMENT (the "Agreement") is made as of the 23rd day of March, 1998, by and between VDC CORPORATION LTD., a Bermuda corporation ("Buyer"), and PORTACOM WIRELESS, INC., a Delaware corporation ("Seller").

                                  WITNESSETH:

     WHEREAS, Seller desires to sell, and Buyer desires to purchase, on the terms and conditions hereafter set forth, certain of the assets of Seller as described herein; and

     WHEREAS, Seller and Buyer are parties to that certain Asset Purchase Agreement, dated as of November 25, 1997, as amended as of February 16, 1998, concerning the subject matter hereof (the "Original Agreement"); and

     WHEREAS, Seller and Buyer intend that this Agreement supersede in its entirety the Original Agreement; and

     WHEREAS, on March 23, 1998, Seller filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") before the United States Bankruptcy Court for the District of Delaware (or any other tribunal exercising jurisdiction over the Debtor and property of its estate, the "Court"); and

     WHEREAS, Seller remains in possession of its property and in control of its business pursuant to (S)(S) 1107 and 1108 of the Bankruptcy Code; and

     WHEREAS, Seller and Buyer are parties to a Loan Agreement, Security Agreement and Pledge Agreement, entered into on November 10, 1997, whereby Buyer extended to Seller prior to the commencement of the case the principal sum of approximately $360,000 (together with all accrued interests, costs and fees, the "Pre-Petition Indebtedness"); and

     WHEREAS, Seller and Buyer are parties to a Debtor In Possession Loan, Security and Pledge Agreement, entered into after the commencement of the case, and subject to Court approval, whereby Buyer agreed to advance to Seller the principal amount up to an additional $333,000, subject to the terms and conditions set forth therein (together with all accrued interests, costs and fees, the "Post-Petition Indebtedness" and together with the Pre-Petition Indebtedness, the "Indebtedness"); and

     WHEREAS, Seller and Buyer agree that the transactions contemplated hereby are other than in the ordinary course of Seller's business, and accordingly Court approval is required; and

     WHEREAS, Seller and Buyer desire to consummate the transactions contemplated hereby as quickly as possible in order to maximize the benefit to the estate and intend to seek expedited consideration by the Court of the approval of this Agreement; and

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and representations and warranties herein contained, and for other good and legal consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer, intending to be legally bound hereby, agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     1.1 When used in this Agreement, the following terms, in their singular and plural forms, shall have the meanings assigned to them below:

          "Act" means the Securities Act of 1933, as amended.
           ---

          "Agreement" is defined in the initial paragraph hereof.
           ---------

          "Assets" means all of Seller's right, title and interest in and to all
           ------
of the following described holdings:

          (i) Two million shares of common stock, par value $.0l per share ("MAC Common Stock"), of Metromedia Asia Corporation ("MAC"), as evidenced by Stock Certificate Number 59, dated February 28, 1997; and

          (ii) Warrants ("MAC Warrants") to purchase four million shares of common stock, par value $.0l per share, at $4.00 per share, of MAC, as evidenced by Warrant Number 19.

          "Buyer" is defined in the initial paragraph hereof.
           -----

          "Cash Funds" is defined in Section 3.2(a).
           ----------                --------------

          "Claim" means a claim or demand for any and all Liabilities, damages,
           -----
losses, obligations, deficiencies, encumbrances, penalties, costs and expenses, including reasonable attorneys' fees, resulting from, related to or arising out of (i) any misrepresentation, breach of warranty or non-fulfillment of any covenant of Seller set forth in this Agreement or in any Related Document; (ii) Seller's ownership of the Assets; (iii) any and all actions, suits, investigations, proceedings, demands, assessments, audits, judgments and claims arising out of any of the foregoing.

          "Closing" and "Closing Date" are defined in Section 6.1.
           -------       ------------                 -----------

          "Disclosure Schedule" is defined in Section 4.1.
           -------------------                -----------

          "GAAP" means generally accepted accounting principles in the United
           ----
States, consistently applied.

          "Governmental Authority" means any foreign, federal, state, regional
           ----------------------
or local authority, agency, body, court or instrumentality, regulatory or otherwise, which, in whole or in part, was formed by or operates under the auspices of any foreign, federal, state, regional or local government.

          "Indemnified Party" is defined in Section 10.4.
           -----------------                ------------

          "Indemnifying Party" is defined in Section 10.4.
           ------------------                ------------

          "Law" means any common law and any federal, state, regional, local or
           ---
foreign law, rule, statute, ordinance, rule, order or regulation.

          "Liabilities" means liabilities, obligations, claims or debts of
           -----------
Seller of any type or nature, whether matured, unmatured, contingent or unknown, including, without limitation, tort, contract or other claims asserted against Seller which are based on acts or omissions occurring on, before or after the Closing Date.

          "Lien" means any lien, charge, covenant, condition, easement, adverse
           ----
claim, demand, encumbrance, security interest, option, pledge, or any other title defect, easement or restriction of any kind.

          "Purchase Price" is defined in Section 3.1.
           --------------                -----------

          "Registration Statement" is defined in Section 7.6.
           ----------------------                -----------

          "Related Documents" means this Agreement and each document or
           -----------------
instrument executed in connection with the consummation of the transactions contemplated herein.

          "Seller" is defined in the initial paragraph of this Agreement.
           ------

          "Termination Agreement" means that certain Termination Agreement,
           ---------------------
dated September 11, 1996, by and among Seller, MAC, as successor-in-interest to Asian American Telecommunications Corporation and Max E. Bobbitt, as Agent.

          "VDC Shares" is defined in Section 3.2(b).
           ----------                --------------

                                   ARTICLE 2

                          SALE AND PURCHASE OF ASSETS

     2.1  Agreement to Sell and Purchase Assets.  Subject to the terms and
          -------------------------------------
conditions hereof and on the basis of and in reliance upon the covenants, agreements and representations and warranties set forth herein, on the Closing Date Seller shall sell the Assets to Buyer, and Buyer shall purchase the Assets from Seller. The Assets shall be sold, transferred and conveyed by Seller to Buyer free and clear of any and all claims, liens, encumbrances and the rights of others.

     2.2  Responsibility for Liabilities.  Buyer shall not assume any
          ------------------------------
Liabilities of Seller by virtue of this Agreement or otherwise. Notwithstanding anything herein, in the Original Agreement or in any Related Document to the contrary, except as otherwise expressly provided herein, Buyer is neither assuming nor agreeing to pay or discharge any of the claims against, or liabilities or obligations of, the Seller, Seller's bankruptcy estate or of any other party and nothing in this Agreement shall be construed to the contrary. All claims against, and liabilities and obligations of Seller, and Seller's bankruptcy estate, whether known or unknown, suspected or unsuspected, direct or contingent, in litigation, threatened or not yet asserted or existing with respect to any aspect of the Assets, Seller's bankruptcy case or estate, or this Agreement, arising or existing prior to or on the Closing Date are and shall remain the responsibility of Seller and Seller's bankruptcy estate, and such liabilities or obligations arising after Closing shall be the responsibility of the Buyer. The Order entered by the Court approving this Agreement shall specifically provide that the Buyer is not liable for pre-Closing claims, liabilities or obligations and is not liable as a successor-in-interest to creditors of Seller or Seller's bankruptcy estate.

                                   ARTICLE 3

                         PAYMENT OF THE PURCHASE PRICE

     3.1  Purchase Price.  The purchase price ("Purchase Price") for the Assets
          --------------
shall consist of (i) the Closing Purchase Price (as such term is defined in Section 3.2 below) and (ii) the Deferred Purchase Price (as such term is defined in Section 3.5 below), if any.

     3.2  Closing Purchase Price.  The Closing Purchase Price (the "Closing
          ----------------------
Purchase Price") shall be paid or delivered by Buyer at Closing in the following manner:

          (a) Subject to adjustment pursuant to Section 3.4 hereof, Buyer shall deliver an amount not to exceed the difference between Seven Hundred Thousand Dollars ($700,000) and the outstanding Indebtedness (the "Cash Funds") in immediately available funds in the form of cash, cashier's check or wire transfer, and

          (b) Buyer shall deliver 5,300,000 shares of newly issued shares of common stock, par value $2.00 per share, of Buyer (the "VDC Shares") in accordance with the provisions of Section 3.3; and

          (c) Buyer shall satisfy of the Indebtedness.

     3.3  Allocation of Closing Purchase Price.  The Closing Purchase Price
          ------------------------------------
shall be allocated in the following manner:

          (a) At the Closing, Seller will deliver a schedule (the "Debt Schedule") identifying its indebtedness as of the Closing Date. Buyer shall deliver to and deposit with Seller that portion of the Cash Funds and the VDC Shares necessary to satisfy Seller's indebtedness to its creditors in the amounts and manner as set forth in the Debt Schedule. The Cash Funds and/or any and all VDC Shares delivered to Seller pursuant to this Section 3.3(a) shall be credited against and considered a part of the Closing Purchase Price and shall be held and distributed by Seller to the creditors (or provision shall be made for the ultimate distribution of such amounts and/or Shares to creditors upon the final resolution of any disputed amounts payable or claims against Seller) in accordance with the provisions of a further order of the Court.

          (b) Seller shall retain the VDC Shares until such time as a disposition of such shares occurs to Seller's stockholders pursuant to a confirmed plan of reorganization providing for the issuance of the VDC Shares pursuant to the exemption set forth in Bankruptcy Code (S) 1 145, or an effective registration statement in accordance with the provisions of Section
7.6 hereof

     3.4  Adjustment to Closing Purchase Price.  Forgiveness of the Indebtedness
          ------------------------------------
shall constitute initial payments and deposits against the Closing Purchase Price, and, as such, shall be applied towards the Closing Purchase Price under this Agreement upon the Closing Date.

     3.5  Deferred Purchase Price.
          -----------------------

          (a) For the purposes of this Section 3.5, the terms listed below shall have the following meanings:

              (i) "MAC Base Price" means $12.00 per share for each share of MAC common stock;

              (ii) "MAC Market Price" means

                   (A) If MAC's common stock is traded in the over-the-counter market and not on any national securities exchange or in the NASDAQ Reporting System, the market price shall be the average of the mean between the last bid and ask prices per share, as reported by the National Quotation Bureau, Inc. or an equivalent generally accepted reporting service, for the consecutive 20 trading days following the one year anniversary of the Closing Date, or if not so reported, the average of the closing bid and asked prices for a share of MAC common stock for the consecutive 20 trading days following the one year anniversary of the Closing Date as furnished to MAC by any member of the National Association of Securities Dealers, Inc., selected by MAC for that purpose.

                   (B) If MAC's common stock is traded on a national securities exchange or in the NASDAQ Reporting System, the market price shall be the simple average of the closing prices of a share of MAC's common stock, as quoted on the NASDAQ Reporting System or its other principal exchange for the consecutive 20 trading days following the one year anniversary of the Closing Date.

                   (C) If the market price cannot be determined for MAC's common stock on such date on either of the foregoing bases, the market price shall be the fair market value as reasonably determined by an investment banking firm selected by Seller and Buyer, with the cost therefor to be home equally by Seller and Buyer.

             (iii) "VDC Base Price" means $5.00 per share for each share of VDC common stock; and

             (iv)  "VDC Market Price" means

                   (A) If VDC's common stock is traded in the over-the-counter market and not on any national securities exchange nor in the NASDAQ Reporting System, the market price shall be the average of the mean between the last bid and ask prices per share, as reported by the National Quotation Bureau, Inc. or an equivalent generally accepted reporting service, for the consecutive 20 trading days following the one year anniversary of the Closing Date, or if not so reported, the average of the closing bid and asked prices for a share of VDC common stock for the consecutive 20 trading days following the one year anniversary of the Closing Date as furnished to VDC by any member of the National Association of Securities Dealers, Inc., selected by VDC for that purpose.

                   (B) If VDC's common stock is traded on a national securities exchange or in the NASDAQ Reporting System, the market price shall be the simple average of the closing prices at which a share of VDC's common stock traded, as quoted on the NASDAQ Reporting System or its other principal exchange for the consecutive 20 trading days following the one year anniversary of the Closing Date.

                   (C) If the market price cannot be determined for VDC's common stock on such date on either of the foregoing bases, the market price shall be the fair market value as reasonably determined by an investment banking firm selected by Seller and Buyer, with the cost therefor to be borne equally by Seller and Buyer.

          (b) In the event that on the one year anniversary of the Closing Date, MAC is a publicly held company whose shares are registered with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, Buyer shall pay and deliver to Seller the Deferred Purchase Price (the "Deferred Purchase Price") calculated in accordance with Section 3.5(c) below, if any, within ninety (90) days following the one year anniversary of the Closing Date. The Deferred Purchase Price shall be paid, at VDC's sole option, in either (i) immediately available funds in the form of cash, cashier's check or wire transfer, or (ii) shares of VDC common stock. In the event that VDC elects to pay the Deferred Purchase Price in the form of shares of VDC common stock, such stock shall be priced at the higher of $5.00 per share or the VDC Market Price per share.

          (c) The Deferred Purchase Price shall be calculated in accordance with the following formula:

               MAC Market Price - VDC Market Price x $5,000,000
               ----------------   ----------------
               MAC Base Price       VDC Base Price

          For example, assuming that the MAC Market Price is $13.20, and the VDC Market Price is $5.00, the Deferred Purchase Price would equal (10% - 0%) x ($5,000,000) = $500,000.

          If the number calculated from the above formula is negative, there is no Deferred Purchase Price.

                                   ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer as follows:

     4.1  Disclosure Schedule.  Seller has delivered or caused to be delivered
          -------------------
to Buyer, prior to the execution of this Agreement, disclosure schedules, and documents relating thereto, which include the numbered schedules specifically referred to in this Agreement and which are attached hereto (collectively, the "Disclosure Schedule"). To the best of Seller's knowledge, the information contained in the Disclosure Schedule is complete and accurate in all material respects and all documents that are attached to the Disclosure Schedule are complete and accurate copies of the genuine original documents they purport to represent as in effect on the date hereof Capitalized terms used in the Disclosure Schedule and not otherwise defined therein have the meanings ascribed to such terms in this Agreement.

     4.2  Organization and Standing of Seller.  Seller is a corporation duly
          -----------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Subject only to approval by the Court, Seller has all requisite corporate power and authority to sell the Assets, free and clear of any and all Liens. A certified copy of Seller's Articles of Incorporation and Bylaws are attached to Schedule 4.2 of the Disclosure Schedule.
            ------------

     4.3  Encumbrances Created by this Agreement.  The execution and delivery of
          --------------------------------------
this Agreement and each of the Related Documents does not, and the consummation of the transactions contemplated hereby or thereby will not, create any Liens on any assets (including the Assets) of Seller in favor of third parties.

     4.4  Title to Assets.  Seller and Seller's bankruptcy estate own and hold
          ---------------
of record the entire fight, title and interest in and to all of the Assets, free and clear of any and all Liens, except the liens held by Buyer and the interests held by MAC.

     4.5  VDC Shares to Be Issued Pursuant to Plan or Constitute Restricted
          -----------------------------------------------------------------
Securities.  Seller represents and warrants: (I) (a) that it will prepare and
----------
file a plan of reorganization and disclosure statement pertaining thereto, as soon as is practicable and in no event later than the original period fixed by
(S) 1121(b) of the Bankruptcy Code, (b) that this Agreement, the transactions contemplated hereby and the issuance and distribution of the VDC Shares are and will be under and in accordance with such plan as contemplated by (S) 1145 of the Bankruptcy Code, or (II) upon Seller's failure to obtain a declaration from the Court that the issuance of the VDC Shares is exempt from registration pursuant to Bankruptcy Code (S) 1145, (a) that it has reviewed the annual and periodic reports of Buyer, as filed by Buyer with the SEC pursuant to the Securities Exchange Act of 1934, and that it has such knowledge and experience in financial and business matters that it is capable of utilizing the information set forth therein concerning Buyer to evaluate the risks of investing in the VDC Shares; (b) that it has been advised that the VDC Shares to be issued by Buyer constitute "restricted securities" as defined in Rule 144 promulgated under the Securities Act, and accordingly, have not been and will not be registered under the Securities Act except as otherwise set forth in this Agreement, and, therefore, it may not be able to sell or otherwise dispose of such VDC Shares except if the VDC Shares are subject to an effective registration statement filed with the SEC, in compliance with Rule 144 or otherwise pursuant to an exemption from registration under the Act; (c) that the VDC Shares so issued are being acquired by them for their own benefit and on their own behalf for investment purposes and not with a view to, or for sale or for resale in connection with, a public offering or re-distribution thereof, (d) that the VDC Shares so issued will not be resold (i) without registration thereof under the Securities Act (unless an opinion of counsel acceptable to VDC, or to Buyer, an exemption from such registration is available), (ii) in violation of any law; and (e) that the certificate or certificates representing the VDC Shares to be issued will be imprinted with a legend in form and substance as follows:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION, UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BASED ON AN OPINION LETTER OF COUNSEL FOR THE COMPANY OR A

          NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

and Buyer is hereby authorized to notify the transfer agent of the status of the VDC Shares, and to take such other action including, but not limited to, the placing of a "stop transfer" order on the books and records of Buyer's transfer agent to ensure compliance with the foregoing,

     4.6  Brokers' Fees.  No broker, finder or other person or entity acting in
          -------------
a similar capacity has participated on behalf of Seller in connection with the transactions contemplated by this Agreement. Seller has not incurred any Liability for brokers' fees, finders' fees, agents' commissions or other similar forms of compensation in connection with this Agreement or the transactions contemplated hereby.

     4.7  Avoidance.  The transactions contemplated hereby are not subject to
          ---------
avoidance as fraudulent transfers or fraudulent conveyances under applicable non-bankruptcy law or the Bankruptcy Code.

     4.8  Fair Value.  Seller acknowledges and agrees that the Purchase Price
          ----------
constitutes fair, adequate and reasonably equivalent consideration in exchange for the Assets.

     4.9  Full Disclosure.  No representation or warranty by Seller in this
          ---------------
Agreement and no statement contained in any Disclosure Schedule to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

                                   ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller as follows:

     5.1  Organization and Standing of Buyer.  Buyer is a corporation duly
          ----------------------------------
organized, validly existing and in good standing under the laws of the Commonwealth of Bermuda.

     5.2  Authorization and Enforceability.  Buyer has all requisite corporate
          --------------------------------
power and authority to enter into this Agreement and the Related Documents to which it is a party and to carry out the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. All necessary and appropriate action has been taken by Buyer with respect to the execution and delivery of this Agreement and each of the Related Documents and the performance of its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Related Documents and the consummation of the contemplated transactions by Buyer will not (a) result in the breach of any of the terms or conditions of, or constitute a default under, the Certificate of Incorporation or the By-Laws of Buyer or (b) violate any Law or any order, writ, injunction or decree of any Governmental Authority. This Agreement and any Related Documents to which Buyer is a party constitute valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

     5.3  VDC Shares.  The VDC Shares delivered by Buyer at Closing will be
          ----------
validly and legally issued, free and clear of any and all Liens, and will be fully paid and non-assessable, except that in the event the Court does not declare that the issuance of the VDC Shares are under a plan in Seller's bankruptcy case pursuant to Bankruptcy Code (S) 1145, the VDC Shares shall be "restricted securities" pursuant to Rule 144 promulgated under the Act and except for the restrictions on resale set forth in Section 7.6 hereof

     5.4  Approval.  The Board of Directors of the Buyer has approved the
          --------
execution of this Agreement and the transactions contemplated thereby.

     5.5  Brokers' Fees.  Buyer has not incurred any liability for brokers'
          -------------
fees, finders' fees, agents' commissions or other similar forms of compensation in connection with this Agreement or the transactions contemplated hereby.

     5.6  Full Disclosure.  No representation or warranty by Buyer in this
          ---------------
Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

                                   ARTICLE 6

                                    CLOSING

     6.1  Closing.  Subject to satisfaction or waiver of all conditions
          -------
precedent set forth in Sections 8 and 9 of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Buchanan Ingersoll Professional Corporation, at 10:00 a.m., local time the day on which the last of the conditions precedent set forth in either
Section 8 or 9 of this Agreement is fulfilled (the "Closing Date") or at such other time, date and place as the parties may agree, but in no event shall such date be later than April 30, 1998.

     6.2  Obligations of Seller.  At or prior to the Closing, Seller shall
          ---------------------
deliver to Buyer, in each case, in form and substance satisfactory to Buyer:

          (a) a written release by all of the parties to the Termination Agreement agreeing to the release of the MAC Common Stock to the Buyer;

          (b) written evidence from MAC confirming that, as of the Closing Date, no part of the Assets pledged as collateral under the Termination Agreement has been sold, assigned, transferred or otherwise disposed of or subject to any action for any of the foregoing (other than the transaction contemplated in this Agreement), and that, as of the Closing Date, neither MAC nor its parent corporation, Metromedia International Group, Inc., contemplates taking any of the foregoing actions;

          (c) such other instruments of transfer as shall be necessary or appropriate to vest in the Buyer good and marketable title to the Assets;

          (d) such other documents as may be described in Article 8 of this
                                                          ---------
Agreement; and

          (e) a certified copy of the Order approving this Agreement and authorizing Seller to consummate the transactions contemplated hereby.

     6.3  Obligations of Buyer.  At the Closing, Buyer shall deliver:
          --------------------

          (a) the Purchase Price in accordance with Article 3 of this Agreement;
                                                    ---------

          (b) a Deferred Purchase Price Note, in form and substance mutually satisfactory to the parties hereto;

          (c) evidence of the satisfaction of the Indebtedness; and

          (d) such other documents as may be described in Article 9 of this
                                                          ---------
Agreement.

     6.4  Further Documents or Necessary Action.  Buyer and Seller each agree to
          -------------------------------------
take all such further actions on or after the Closing Date as may be necessary, desirable or appropriate in order to confirm or effectuate the transactions contemplated by this Agreement.

                                   ARTICLE 7

                            COVENANTS AND AGREEMENTS

     Seller covenants to and agrees with Buyer, and Buyer covenants to and agrees with Seller, as follows:

     7.1  Conduct of Business Pending the Closing.  During the period from the
          ---------------------------------------
date of this Agreement to the Closing Date, Seller shall conduct its business operations in the ordinary and usual course and to maintain its records and books of account in a manner consistent with prior periods. Seller shall, without purporting to make any commitment on behalf of Buyer, exercise reasonable efforts to preserve intact the present business organization and personnel of Seller and the present goodwill of Seller with persons having business dealings with them. Except as otherwise required or contemplated hereby, Seller further covenants and agrees that, from the date of this Agreement to the Closing Date, it shall not, without the written consent of
Buyer:

          (a) enter into any negotiations, discussions or agreements contemplating, affecting or respecting the Assets or Seller's ability to transfer the Assets;

          (b) enter into any negotiations, discussions or agreements contemplating or respecting the acquisition of Seller or any material asset thereof (other than in the ordinary course of business), whether through a sale of stock, a merger or consolidation, the sale of all or substantially all of the assets of Seller, any type of recapitalization or otherwise, with the exception of the Seller's interest in and to its Cambodian venture, the disposition of which has been discussed with the Buyer;

          (c) incur any Liabilities or take any action that would diminish the value of the Assets;

          (d) take any action which would interfere with or prevent performance of this Agreement; or

          (e) engage in any activity or enter into any transaction which would be inconsistent in any respect with any of the representations, warranties or covenants set forth in this Agreement, as if such representations, warranties and covenants were made at a time subsequent to such activity or transaction and all references to the date of this Agreement were deemed to be such later date.

     7.2  Access By Buyer, Confidentiality.  During the period from the date of
          --------------------------------
this Agreement to the Closing Date, Seller shall cause Buyer, its agents and representatives to be given full access during normal business hours to the premises, buildings, offices, books, records, assets (including the Assets), Liabilities, operations, contracts, files, personnel, financial and tax information and other data and information of Seller, and shall cooperate with Buyer in conducting its due diligence investigation of Seller; provided that
                                                               --------
such access shall not unreasonably interfere with the normal operations and employee relationships of Seller. All information provided to or teamed by Buyer as a result of such access or otherwise in connection with the transactions contemplated by this Agreement shall be held in confidence.

     7.3  Access By Seller, Confidentiality.  During the period from the date of
          ---------------------------------
this Agreement to the Closing Date, Buyer shall cause Seller, its agents and representatives to be given full access during normal business hours to the premises, buildings, offices, books, records, assets, liabilities, operations, contracts, files, personnel, financial and tax information and other data and information of Buyer, and shall cooperate with Seller in conducting its due diligence investigation of Buyer; provided that such access shall not
                                  --------
unreasonably interfere with the normal operations and employee relationships of Buyer. Buyer shall provide Seller with copies of all reports and/or findings made with the Securities and Exchange Commission from the date hereof through the Closing. All information provided to or learned by Seller as a result of such access or otherwise in connection with the transactions contemplated by this Agreement shall be held in confidence.

     7.4  Notice of Breach or Failure of Condition.  Seller and Buyer agree to
          ----------------------------------------
give prompt notice to the others of the occurrence of any event or the failure of any event to occur that might preclude or interfere with the timely satisfaction of any condition precedent to the obligations of Seller or Buyer under this Agreement.

     7.5  Best Efforts.  Seller and Buyer shall use their respective best
          ------------
efforts to obtain all consents or approvals necessary to bring about the satisfaction of the conditions required to be performed, fulfilled or complied with by them pursuant to this Agreement and to take or cause to be taken all action, and to do or cause to be done all things, necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement as expeditiously as practicable.

     7.6  Registration Rights Agreement.
          -----------------------------

          (a) Buyer agrees that, to the extent that the VDC shares may not be transferred by Seller pursuant to the provisions of Section 1145 of the Bankruptcy Code, within forty-five (45) days after the Closing Date, it shall, at its sole expense, use its best efforts to file with the SEC a registration statement (the "Registration Statement") which shall register (i) the distribution of the VDC Shares to the stockholders of Seller and (ii) the distribution of the VDC Shares delivered to third parties by the Seller in satisfaction of claims against Seller and its bankruptcy estate. Resale of the VDC Shares shall be subject to the following limitations

               (i) 25% of the VDC Shares may be sold upon the date of declaration of the effectiveness of the Registration Statement;

               (ii) 25% of the VDC Shares may be sold upon the six month anniversary of the date of declaration of effectiveness of the Registration Statement; and

               (iii) the remaining 50% of the VDC Shares may be sold upon the one year anniversary of the date of declaration of effectiveness of the Registration Statement.

          (b) Notwithstanding the rights granted hereunder, Buyer shall have no obligation whatsoever to:

               (i) assist or cooperate in the offering or disposition of the VDC Shares;

               (ii) indemnify or hold harmless the holders of the VDC Shares or any underwriter designated by such security holders;

               (iii) obtain a commitment from an underwriter relative to the sale of the VDC Shares, or

               (iv) include the VDC Shares within an underwritten offering of Buyer.

     7.7  Loans.  Buyer agrees to make advances, in its sole discretion, to the
          -----
Seller under and in accordance Loan, Security and Pledge Agreement, with such advances being applied against the Purchase Price pursuant to Section 3.4 hereof

     7.8  Exclusive Dealing.  In consideration of Buyer expending considerable
          -----------------
time and expenses in connection with the transactions contemplated in this Agreement, including those incurred for due diligence inquiries and legal fees, Seller hereby covenants and agrees that until the later of (i) sixty (60) days after the date on which this Agreement automatically expires pursuant to Section
11.5 and (ii) the date on which this Agreement is terminated pursuant to Sections 11.1, 11.2 or 11.3, Seller will not, directly or indirectly, through any representative or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept or consider any proposal of any other person relating to the acquisition of the Assets, in whole or in part, whether directly or indirectly, through purchase, merger, consolidation or otherwise, except as otherwise may be required by law or order of the Court.

     7.9  Good Faith.  Seller and Buyer have each acted and negotiated this
          ----------
Agreement in good faith. This Agreement represents an arms-length agreement among the parties, absent collusion, coercion or duress. The Purchase Price to be paid by the Buyer for the Assets in accordance herewith, represents the fair and reasonably equivalent value of and for the Assets. Further, the Order approving this Agreement shall provide that the reversal or modification or appeal thereof will not affect the validity of the Closing of the sale of the Assets to Buyer under and in accordance with such Order by virtue of specific findings that the Buyer purchased the Assets in good faith, unless such Order is stayed prior to the Closing.

     7.10  Bidding Procedures.  Seller covenants and agrees that it will seek
           ------------------
expedited consideration by the Court of the approval of this Agreement, together with approval of bidding procedures acceptable to Buyer and approval of the Break-Up Fee provided for in Section 11.4 below. In the event that the Court makes the sale of the Assets to Buyer subject to the submission of higher and better offers, the following procedure, among others agreed to by Buyer, will govern the submission of any Competing Bid as follows:

          (a) The Competing Bid shall provide for consideration that exceeds the Purchase Price offered by Buyer by at least $1,100,000 (taking into effect that portion of the Purchase Price resulting from the forgiveness of the Indebtedness), and if the successful highest bidder is not Buyer, deliver to Seller at the hearing scheduled for the approval of this Agreement a nonrefundable deposit payable in cash or by certified or cashier's check in an amount equal to IO% of successful highest Competing Bid;

          (b) The amount of the Competing Bid for purposes of paragraph (a) above shall not be on terms which are more burdensome or conditional in any material respect than the terms hereof;

          (c) The form of the Competing Bid must be in the form of a final written contract signed by the competing bidder which, when and if approved by the Court, can be immediately countersigned by the Seller and shall form a binding agreement between the parties thereto;

          (d) The Competing Bid shall not be contingent upon receipt of financing necessary to its consummation; and

          (e) The Competing Bid shall not be conditioned on the outcome of unperformed due diligence by the competing bidder with respect to the business or the Seller's Assets; and the competing bidder shall be obligated to close prior to July 1, 1998.

          (f) If any Competing Bid does not conform to paragraphs (a) through
(e) above, such bid will not be considered by the Court or be admissible at such hearing.

     7.11  Cooperation.  Seller and Buyer agree that they will cooperate in good
           -----------
faith with respect to all proceedings before the Court in the case in connection with the approval and consummation of this Agreement and the transactions contemplated hereby.

                                   ARTICLE 8

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

     All obligations of Buyer under this Agreement are subject to the satisfaction by Seller at or before the Closing of all of the following conditions, except to the extent expressly waived in writing by Buyer:

     8.1  Representations and Warranties True at Closing.  The representations
          ----------------------------------------------
and warranties of Seller contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date as though such representations and warranties were made again on the Closing Date.

     8.2  Performance.  Seller shall have performed and complied in all material
          -----------
respects with all agreements and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing, including, without limitation, the delivery to Buyer of the documents listed in Section 6.2.

     8.3  No Adverse Changes.  Except as contemplated by this Agreement, there
          ------------------
shall have been no material adverse change in the condition, prospects, business or operations, financial or otherwise, of Seller from the date of this Agreement to the Closing Date.

     8.4  Litigation.  On the Closing Date, there shall not be any pending or
          ----------
threatened litigation in any court or any proceedings by or before any Governmental Authority with a view to seek, or in which it is sought, to restrain or prohibit the consummation of the transactions contemplated by this Agreement or in which it is sought to obtain divestiture, rescission or damages in connection with the transactions contemplated by this Agreement and no investigation by any Governmental Authority shall be pending which might result in any such litigation or other proceeding.

     8.5  Necessary Consents.  All statutory requirements for the valid
          ------------------
consummation by Buyer of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents, waivers, approvals or other actions by any Governmental Authority or third party which are required for the consummation of the transactions contemplated by this Agreement shall have been received and shall be in full force and effect.

     8.6  Stockholder Approval.  To the extent required by the laws of Bermuda,
          --------------------
the stockholders of Buyer shall have approved the transactions contemplated by this Agreement.

     8.7  Certificate.  Seller shall have delivered to Buyer a certificate,
          -----------
dated as of the Closing Date, of the Seller to the effect that the conditions set forth in Sections 8.1, 8.2, 8.3, 8.4 and 8.8 have been satisfied.
             ---------------------------     ---

     8.8  Consents.  Seller shall have provided written consents to the
          --------
acquisition of the Assets by Buyer from all appropriate Governmental Authorities (to the extent so required by law) in form and substance reasonably acceptable to Buyer.

     8.9  Due Diligence.  Buyer shall have completed, to its satisfaction, a due
          -------------
diligence review of the financial condition, results of operations, properties, assets, liabilities, business and prospects of Seller.

     8.10  Evidence of Satisfaction of Indebtedness.  Seller shall have provided
           ----------------------------------------
validly executed releases, waivers and/or settlement agreements, satisfactory in form and substance to Buyer, evidencing agreements for the satisfaction of substantially all indebtedness of, and claims against, Seller.

     8.11  Court Approval.  The Court shall have entered an Order in form and
           --------------
substance satisfactory to Buyer, approving this Agreement, authorizing the transactions contemplated hereby, replacing the Liens on the Assets by granting to the holders thereof Liens in and on the Purchase Price and authorizing the sale of the Assets free and clear of all Liens, which Order shall not be subject to a pending appeal, or motion for reconsideration, modification, vacation or stay, and as to which the time to file such appeal or motion has expired, or any such appeal or motion that may have been filed has been dismissed with prejudice or otherwise disposed of without impacting negatively the Order contemplated hereby. Further, such Order shall recognize Buyer's rights with respect to the Indebtedness under Bankruptcy Code (S) 363(k), shall declare the parties' good faith in all respects under and in accordance with Bankruptcy Code (S) 363(m), and shall give full effect to the Break-Up Fee, bidding and exclusive dealing provisions hereof

                                   ARTICLE 9

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

     All obligations of Seller under this Agreement are subject to the satisfaction by Buyer at or before the Closing of all of the following conditions, except to the extent expressly waived in writing by Seller:

     9.1  Representations and Warranties True at Closing.  The representations
          ----------------------------------------------
and warranties of Buyer contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date as though such representations and warranties were made again on the Closing Date; provided, however, that if Buyer changes its jurisdiction of incorporation from the Commonwealth of Bermuda to the State of Delaware on or before the Closing Date, Buyer shall be deemed to represent in Section 5.1 that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     9.2  Performance.  Buyer shall have performed and complied, in all material
          -----------
respects, with all agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.

     9.3  No Adverse Changes.  Except as contemplated by this Agreement, there
          ------------------
shall have been no material adverse change in the condition, business or operations, financial or otherwise, of Buyer from the date of this Agreement to the Closing Date.

     9.4  Necessary Consents.  All statutory requirements for the valid
          ------------------
consummation by Seller of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents, waivers, approvals or other actions by any Governmental Authority or third party which are required for the consummation of the transactions contemplated by this Agreement shall have been received and shall be in full force and effect.

     9.5  Certificate.  Buyer shall have delivered to Seller a certificate,
          -----------
dated as of the Closing Date, to the effect that the conditions set forth in Sections 9.1, 9.2 and 9.3 have been satisfied.

     9.6  Court Approval.  The Court shall have entered an Order in form and
          --------------
substance satisfactory to Seller, approving this Agreement, authorizing the transactions contemplated hereby, replacing the Liens on the Assets by granting to the holders thereof Liens in and on the Purchase Price and authorizing the sale of the Assets free and clear of all Liens.

     9.7  Indebtedness.  Seller shall be obligated to perform hereunder and
          ------------
Close the transactions contemplated hereby notwithstanding the occurrence of an Event of Default under the documents evidencing the Indebtedness or Buyer's exercise of any rights or remedies thereunder, including, without limitation, Seller shall continue to seek approval of this Agreement with respect to the MAC Shares following Buyer's exercise of its right to retain possession of the MAC Warrants in satisfaction of the Indebtedness and the Purchase Price shall be adjusted by reducing the Purchase Price by the Indebtedness and Cash Funds, resulting in the VDC Shares and Deferred Purchase Price being exchanged for the Assets.

                                   ARTICLE 10

                      INDEMNIFICATION AND RELATED MATTERS

     10.1  Survival of Representations and Warranties.  The representations and
           ------------------------------------------
warranties contained in this Agreement, the schedules and exhibits hereto, and any agreement, document, instrument or certificate delivered hereunder, including the Related Documents, shall survive the Closing Date. This Article
                                                                       -------
10 constitutes the sole and exclusive remedy of Buyer and Seller with respect to
--
any subject matter addressed herein, and Buyer and Seller hereby waive and release the other from any and all claims and other causes of action, including without limitation claims for contribution, relating to any such subject matter.

     10.2  Indemnification by Seller.
           -------------------------

          (a) Seller agrees to indemnify Buyer against and hold it harmless from:

               (i) all liability, loss, damage or deficiency resulting from or arising out of any inaccuracy in or breach of any representation or warranty by Seller in this Agreement, in any Related Document to which Seller was a signatory or in any other agreement or document delivered by or on behalf of Seller in connection with the transactions contemplated by this Agreement;

               (ii) all liability of Seller not expressly assumed by Buyer;

               (iii) all liability, loss, damage or deficiency resulting from or arising out of any breach or nonperformance of any covenant or obligation made or incurred by Seller in this Agreement, in any Related Document to which Seller was a signatory or in any other agreement or document delivered by or on behalf of Seller in connection with the transactions contemplated by this Agreement; and

               (iv) any and all reasonable costs and expenses (including reasonable legal and accounting fees) related to any of the foregoing. In the event that Buyer makes a Claim which is determined by a court of competent jurisdiction to be without reasonable basis in law or fact, Buyer shall bear all reasonable costs and expenses (including court costs and reasonable legal and accounting fees), incurred by Seller in investigating and defending against such Claim, which indemnification obligation of Seller shall be secured by the Deferred Purchase Price and the VDC Shares that remain unissued and Buyer shall have the fight of offset with respect thereto.

     10.3  Indemnification by Buyer.  Buyer shall indemnify Seller against and
           ------------------------
hold it harmless from:

          (a) all liability, loss, damage or deficiency resulting from or arising out of any inaccuracy in or breach of any representation or warranty by Buyer in this Agreement in any Related Document or in any other agreement or document delivered by or on behalf of Buyer in connection with the transactions contemplated by this Agreement;

          (b) all liability, loss, damage or deficiency resulting from or arising out of any breach or nonperformance of any covenant or obligation made or incurred by Buyer in this Agreement, in any Related Document, or in any other agreement or document delivered by or on behalf of Buyer in connection with the transactions contemplated by this Agreement, and

          (c) any and all reasonable costs and expenses (including reasonable legal and accounting fees) related to any of the foregoing. In the event that Seller makes a Claim which is determined by a court of competent jurisdiction to be without reasonable basis in law or fact, Seller shall bear all reasonable costs and expenses (including court costs and reasonable legal and accounting fees), incurred by Buyer in investigating and defending against such Claim.

     10.4  Third Party Claims.  If any action, suit, investigation or proceeding
           ------------------
(including without limitation negotiations with federal, state, local or foreign tax authorities) shall be threatened or commenced by a third party in respect of which a party (an "Indemnified Party") may make a Claim hereunder, the Indemnified Party shall notify the party obligated to indemnify such party hereunder (the "Indemnifying Party") to that effect with reasonable promptness (so as to not prejudice such party's rights) after the commencement or threatened commencement of such action, suit, investigation or proceeding, and the Indemnifying Party shall have the opportunity to defend against such action, suit, investigation or proceeding (or, if the action, suit, investigation or proceeding involves to a significant extent matters beyond the scope of the indemnity agreement contained herein, those claims that are covered hereby) subject to the limitations set forth below. If the Indemnifying Party elects to defend against any action, suit, investigation or proceeding (or, as described in the preceding parenthetical, one or more claims relating thereto), the Indemnifying Party shall notify the Indemnified Party to that effect with reasonable promptness. In such case, the Indemnified Party shall have the fight to employ its own counsel and participate in the defense of such matter, but the fees and expenses of counsel shall be at the expense of the Indemnified Party unless the employment of such counsel at the expense of the Indemnifying Party shall have been authorized in writing by the Indemnifying Party. Any party granted the right to direct the defense of a threatened or actual suit, investigation or proceeding hereunder shall: (i) keep the other fully informed of material developments in the action, suit, investigation or proceeding at all stages thereof, (ii) promptly submit to the other copies of all pleadings, responsive pleadings, motions and other similar legal documents and papers received in connection with the action, suit, investigation or proceeding; (iii) permit the other and its counsel, to the extent practicable, to confer on the conduct of the defense of the action, suit, investigation or proceeding; and (iv) to the extent practicable, permit the other and its counsel an opportunity to review all legal papers to be submitted prior to their submission. The parties shall make available to each other and each other's counsel and accountants all of its or their books and records relating to the action, suit, investigation or proceeding, and each party shall render to the other such assistance as may be reasonably required in order to insure the proper and adequate defense of the action, suit, investigation or proceeding. The parties shall use their respective good faith efforts to avoid the waiver of any privilege of either party. The assumption of the defense of any matter by an Indemnifying Party shall not constitute an admission of responsibility to indemnify or in any manner impair or restrict such party's fights to later seek to be reimbursed its costs and expenses if indemnification under this Agreement with respect to such matter was not required. An Indemnifying Party may elect to assume the defense of a matter at any time during the pendency of such matter, even if initially such party did not elect to assume such defense, so long as such assumption at such later time would not prejudice the fights of the Indemnified Party. No settlement of a matter by the Indemnified Party shall be binding on an Indemnifying Party for purposes of such party's indemnification obligations hereunder.

                                   ARTICLE 11

                                  TERMINATION

     11.1  Termination by Mutual Consent.  At any time on or prior to the
           -----------------------------
Closing Date, this Agreement may be terminated by the mutual written consent of Seller and Buyer without liability on the part of Seller or Buyer.

     11.2  Termination Upon Breach or Default.  If Seller or Buyer shall
           ----------------------------------
materially default in the observance or in the due and timely performance of any of the covenants contained in this Agreement, or if there shall have been a material breach by either of the parties of any of the representations or warranties set forth in this Agreement, the other party may, upon written notice and a reasonably opportunity to cure, terminate this Agreement, without prejudice to its rights and remedies available at law, including the fight to recover expenses, costs and other damages.

     11.3  Termination Based Upon Failure of Conditions.  If any of the
           --------------------------------------------
conditions of this Agreement to be complied with or performed by a party on or before the Closing Date, shall not have been complied with or performed in all material respects by such date and such noncompliance or nonperformance shall not have been waived in writing by the other party, the party to whom the benefit of such condition runs may, upon written notice, terminate this Agreement, without prejudice to its or their rights and remedies available under law, including the right to recover expenses, costs and other damages.

     11.4  Break-Up Fees.  Notwithstanding anything to the contrary contained
           -------------
within this Agreement, in the event Seller is unable to, or elects not to complete the transactions contemplated by this Agreement for any reason, except:
(i) a breach by Buyer of any of its representations, warranties and covenants contained herein or (ii) a material adverse development in the business or operations of Buyer between the date of this Agreement and the Closing Date, then; and in that event, Seller shall pay Buyer a break-up fee equal to One Million Dollars ($1,000,000) ("Break-Up Fee") in order to reimburse Buyer for its time and expenses incurred in connection with the transactions contemplated in this Agreement, as well as for any lost opportunity costs and direct and indirect consequential damages. Payment of the Break-Up Fee shall be made by wire transfer of immediately available funds to an account designated by Buyer not later than five (5) days after receipt by Seller of a written demand for the Break-Up Fee by Buyer, but in no case later than Seller's receipt of proceeds from the sale or other disposition of the Assets, directly or indirectly. Seller acknowledges that any payment of the Break-Up Fee will be treated as one for liquidated damages and not a penalty, such being agreed between Buyer and Seller to be a necessary condition to this Agreement to compensate Buyer for expenses and expenditures incurred and made in connection herewith and otherwise for Seller's non-compliance with this Agreement.

     11.5  Final Expiration.  This Agreement shall automatically expire if the
           ----------------
Closing does not occur on or before April 30, 1998, or, upon such later date as VDC in its sole discretion may determine; provided, however, that such later date shall not be later than July 1, 1998.

                                   ARTICLE 12

                                    GENERAL

     12.1  Entire Agreement.  This Agreement, and the exhibits and schedules
           ----------------
hereto (including the Disclosure Schedule), and the agreements specifically referred to herein, including the documents evidencing the Indebtedness, set forth the entire agreement and understanding of Seller and Buyer in respect of the transactions contemplated hereby and, except with respect to the provisions of Section 13 of the Letter of Intent and the no shop provisions set forth in
Section 8 of the Letter of Intent, supersede all prior agreements, arrangements and understandings relating to the subject matter hereof No representation, promise, inducement or statement of intention has been made by Seller or Buyer that is not embodied in this Agreement or in the documents specifically referred to herein and neither Seller nor Buyer shall not be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth.

     12.2  Binding Effect, Benefits, Assignment.  Upon the entry of an Order by
           ------------------------------------
the Court approving this Agreement, all of the terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by and against Seller and its successors and authorized assigns, and Buyer and its successors and authorized assigns. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Agreement except as expressly indicated herein. Neither Seller nor Buyer shall assign any of their respective rights or obligations under this Agreement to any other person, firm or corporation without the prior written consent of the other party, except that Buyer may assign its rights and obligations under this Agreement to a direct or indirect wholly-owned subsidiary of Buyer, although Buyer shall remain fully responsible for all of its obligations under this Agreement.

     12.3  Construction.  The headings of the sections and paragraphs of this
           ------------
Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof The language used in this Agreement shall be deemed to be the language chosen by the parties to this Agreement to express their mutual intent, and no rule of strict construction shall be applied against any party.

     12.4  Amendment and Waiver.  This Agreement may be amended, modified,
           --------------------
superseded or canceled and any of the terms, covenants, representations, warranties or conditions hereof may be waived only by a written instrument executed by Seller and Buyer or, in the case of a waiver, by or on behalf of the party waiving compliance.

     12.5  Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of Delaware as applicable to contracts made and to be performed in Delaware, without regard to conflict of laws principles.

     12.6  Public Disclosure.  Except as required by Law, or in connection with
           -----------------
the solicitation of new investment advisory agreements with Seller's clients, neither Buyer nor Seller shall make any public disclosure of the existence or terms of this Agreement or the transactions contemplated hereby without the prior written consent of the other party, which consent shall not be unreasonably withheld. In the event that Seller or Buyer determines that the disclosure of the existence or terms of this Agreement is required by Law, such party shall so notify the other parties and shall provide to the other party a copy of any such public disclosure prior to releasing the same.

     12.7  Notices.  All notices, requests, demands and other communications to
           -------
be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given if hand delivered, sent by overnight mail by a nationally recognized overnight delivery service or mailed first class, postage prepaid:

          (a)  If to Seller:

               Michael Richard, President
               PortaCom Wireless, Inc.
               10061 Talbert Avenue, Suite 200
               Fountain Valley, CA  92708
               Telephone:  (714) 593-3234
               Telecopier:  (714) 593-3264
               with a copy to:

               Francis A. Monaco, Jr., Esquire
               Walsh and Monzack, P.A.
               1201 Orange Street, Suite 400
               Wilmington, DE  19899
               Telephone:  (302) 656-8162
               Telecopier:  (302) 656-2769

               and

               Jeffrey Kurtzman, Esquire
               Klehr, Harrison, Harvey, Branzburg & Ellers
               1401 Walnut Street
               Philadelphia, PA  19102
               Telephone:  (215) 568-4493
               Telecopier:  (215) 568-6603

          (b)  If to Buyer:

               Frederick A. Moran, Chief Executive Officer
               VDC Corporation Ltd.
               27 Doubling Road
               Greenwich, CT  06830
               Telephone:  (203) 661-9600
               Telecopier:  (203) 869-1430

               with a copy to:

               Stephen M. Cohen, Esq.
               Stuart M. Brown, Esq.
               Buchanan Ingersoll Professional Corporation
               Eleven Penn Center, 14th Floor
               1835 Market Street
               Philadelphia, Pennsylvania  19103
               Telephone:  (215) 665-3873
               Telecopier:  (215) 665-8760

Either party may change its address by prior written notice to the other party.

     12.8  Counterparts.  This Agreement may be executed in counterparts, each
           ------------
of which when so executed shall be deemed to be an original and such counterparts shall together constitute one and the same instrument.

     12.9  Expenses.  Each party shall pay their own respective expenses, costs
           --------
and fees incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and each of the Related Documents and the consummation of the transactions contemplated hereby, including, without limitation, the fees and expenses of their respective legal counsel, accountants and financial advisors.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                  VDC CORPORATION LTD.


                                  By:_______________________________________
                                     Frederick A. Moran, Chief Executive Officer


                                  PORTACOM WIRELESS, INC.


                                  By:_______________________________________
                                     Michael Richard, President

                                   EXHIBIT A

   Indebtedness of Seller to be satisfied from proceeds of the Purchase Price


------------------------------------------------------------------------------
                                                 Source of Proceeds
------------------------------------------------------------------------------
Creditor/Claimant          Amount           Cash Funds        VDS Shares
                                             (amount)          (Number)
------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

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